Exhibit 99.2

RAYONT, INC. AND SUBSIDIARIES

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2020

	Rayont, Inc	Rayont International (L) Limited	Pro Forma Adjustment	Note	Pro Forma Combined

ASSETS
Current assets:
Cash	$1,729	$1,082	$-		$2,811
Accounts receivable	216,525	-	-		216,525
Loan receivable owed by a related party	93,000	91,823	-		184,823
Other receivables	9,061	-	-		9,061
Total current assets	320,315	92,905	-		413,220

Property and equipment, net	844,544	-	-		844,544
Intangible assets, net	-	2,000,000	-		2,000,000
Other assets	21	-	-		21

TOTAL ASSETS	$1,164,880	$2,092,905	$-		$3,257,785

LIABILITIES AND STOCKHOLDERS’ Equity
Current liabilities:
Accounts payable	$2,789	$-	$-		$2,789
Due to related parties	280,429	2,018,164	-		2,298,593
Accrued and other payables	25,143	357	-		25,500
Total current liabilities	308,361	2,018,521	-		2,326,882

TOTAL LIABILITIES	308,361	2,018,521	-		2,326,882

COMMITMENTS AND CONTINGENCIES

Stockholders’ Equity:
Common stock, $0.001 par value; 500,000,000 shares authorized; 13,157,532 shares issued and outstanding	13,158	-	25,714	2	38,872
Preferred stock, $0.001 par value; 20,000,000 shares authorized; nil share issued and outstanding	-	-	-		-
Common stock, $1 par value; 100,000 shares authorized, issued and outstanding		100,000	(100,000)	2	-
Additional paid-in capital	3,589,287	-	48,670	2	3,637,957
Accumulated deficit	(2,725,209)	(25,616)	25,616	2	(2,725,209)
Accumulated other comprehensive loss	(20,717)	-	-		(20,717)
TOTAL STOCKHOLDERS’ EQUITY	856,519	74,384	-		930,903
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,164,880	$2,092,905	$-		$3,257,785

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

RAYONT, INC. AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations and Comprehensive LOSS

For the year ended September 30, 2020

	Rayont, Inc	Rayont International (L) Limited	Pro Forma Adjustment	Note	Pro Forma Combined

Revenues	$186,663	$-	$-		$186,663
Cost of goods sold	-	-	-		-
Gross profit	186,663	-	-		186,663

Operating expenses:
Selling, general and administrative expenses	311,432	4,233	-		315,665
Depreciation expense	101,593	-	-		101,593
Total operating expenses	413,025	4,233			417,258

Operating loss	(226,362)	(4,233)			(230,595)

Other income (expense):
Interest income	8,316	-	-		8,316
Interest expense	(4,120)	-	-		(4,120)
Other income (expense), net	3,385	(7,037)	-		(3,652)
Total other income (expense), net	7,581	(7,037)	-		544

Loss before income taxes	(218,781)	(11,270)			(230,051)
Income tax expense					-
Net loss	(218,781)	(11,270)	-		(230,051)

Other comprehensive loss, net of tax:
Foreign currency translation gain	34,074	-			34,074
Other comprehensive income	34,074	-	-		34,074

Comprehensive loss	$(184,707)	$(11,270)	$-		$(195,977)

Weighted average shares outstanding, basic and diluted	13,026,710	100,000	(100,000)	2	13,026,710
Net loss per common share, basic and diluted	(0.02)	(0.11)			(0.02)

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

RAYONT, INC. AND SUBSIDIARIES

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.	On September 30, 2020, Rayont Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Rayont International (L) Limited (formerly Natural Health Farm INC.), an Labuan, Malaysia Company (“Target”) and Taleo Holdings (L) Limited ,the shareholder of Rayont International (L) Limited, being the owners of record of 100% of the issued and outstanding common stock of Rayont International (L) Limited. After the acquisition, Rayont International (L) Limited is now a wholly-owned subsidiary of the Company.

2.	The purchase price is USD $ 1,800,000.00 to be paid in form of shares of the Company based on the closing price on September 29, 2020 that is USD 0.07 per share for 100% shares of Rayont International (L) Limited. A total of 25,714,286 were issued by the Company in exchange of the 100% interest in of Rayont International (L) Limited.

3.	The Company determined that Rayont International (L) Limited did not meet the definition of a business found in ASC 805 Business Combinations and the acquisition should be considered as a common control transaction.